Addendum Dated May 29, 2016
to the Convertible Bridge Loan Agreement Dated December 10, 2015

THIS ADDENDUM ("Addendum") to that certain Convertible Bridge Loan Agreement, dated December 10, 2015 (the "Loan Agreement") is made and entered into on May 29, 2016 by and between Novomic Ltd., an Israeli company registration number 51-424335-1, with its principal office at 23 HaEmelacha St., Rosh-.Haayin, Israel (the "Company") and BreedIT Corp, a publicly traded Delaware corporation, traded on the OTCQF3 exchange, under the ticker symbol: BRDT, with its principal office at 21 Ha'Arbaa St, Tel Aviv, Israel (the "Lender").

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

WHEREAS, the Company and the Lender have executed the Loan Agreement attached as Exhibit A hereto and an Addendum to the Loan Agreement attached as Exhibit B hereto; and

WHEREAS, the Company wish to increase the Loan Principal and receive from the Lender an additional infusion of funds in the amount of US$150,000 (one hundred and fifty thousand United States Dollars) (the "Additional Loan") in order to continue to fund its on-going business activities; and

WHEREAS, the Lender has agreed to provide the Company with the Additional Loan and the Company has agreed to receive the Additional Loan from the Lender, all subject to the terms and conditions set forth in this Addendum.

NOW, THEREFORE, the parties hereby agree as follows:

1. LOAN AMOUNT

Lender shall provide the Company with the Additional Loan which shall be added to the Loan Principal (as such term is defined in the Loan Agreement). To remove any doubt, following the execution of this Addendum the Loan Principal pursuant to the Loan Agreement shall be US$350,000 (three hundred and fifty thousand United States Dollars).

2. INTEREST.

The Interest for the Additional Loan shall begin to accrue as of the execution of this Addendum.

All other terms and provisions of the Loan Agreement remain unchanged and in full force and affect.

The Loan Agreement, this Addendum and any schedules and exhibits thereto and hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersedes any prior agreements or understanding whether written or oral. The Loan Agreement including this Addendum and any schedules and exhibits thereto and hereto shall not be amended except in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the date first above written.

NOVOMIC LTD                 BREEDIT CORP.

/s/: Zvi Yemini                     /s/: Itschak Shrem

Name: Zvi Yemini             Name: Itschak Shrem

Title: Chairman                 Title: CEO